                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH EMERGING TIGERS FUND, INC.:


We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-2741 of our report dated January 12, 1999 appearing in the annual report to shareholders of Merrill Lynch Emerging Tigers Fund, Inc. for the year ended November 30, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey

March 30, 1999